Exhibit 99.1

Contact: Stephen Colbert, Director of Investor Relations (617) 796-8251 www.ta-petro.com
FOR IMMEDIATE RELEASE

TravelCenters of America Inc. Announces Fourth Quarter and Full Year 2022 Financial Results

_____________________________________________________________________________________
Westlake, OH (February 28, 2023): TravelCenters of America Inc. (Nasdaq: TA) today announced financial results for the three months and year ended December 31, 2022.

Fourth Quarter 2022 Highlights:
•Net income of $46.8 million increased by $34.0 million, or 266.0%, and adjusted net income of $44.6 million improved by $31.4 million, or 238.1%, as compared to the prior year period.
•Adjusted EBITDA of $99.2 million increased by $46.3 million, or 87.5%, as compared to the prior year period.
•Adjusted EBITDAR was $164.2 million.
•Cash and cash equivalents of $416.0 million and availability under TA’s revolving credit facility of $166.0 million for total liquidity of $582.0 million as of December 31, 2022.
•The following table presents detailed results for TA’s fuel sales for the 2022 and 2021 fourth quarters.

(in thousands, except per gallon amounts)	Three Months Ended December 31,
	2022	2021	Change
Fuel sales volume (gallons):
Diesel fuel	501,831	510,777	(1.8)%
Gasoline	62,286	66,135	(5.8)%
Total fuel sales volume	564,117	576,912	(2.2)%

Fuel gross margin	$167,862	$109,060	53.9%
Fuel gross margin per gallon	$0.298	$0.189	57.7%
•The following table presents detailed results for TA’s nonfuel revenues for the 2022 and 2021 fourth quarters.

(in thousands)	Three Months Ended December 31,
2022	2021	Change
Nonfuel revenues:
Store and retail services	$191,031	$187,043	2.1%
Truck service	195,949	181,559	7.9%
Restaurant	83,050	77,061	7.8%
Diesel exhaust fluid	47,808	40,282	18.7%
Total nonfuel revenues	$517,838	$485,945	6.6%

Nonfuel gross margin	$314,742	$291,848	7.8%
Nonfuel gross margin percentage	60.8%	60.1%	70	pts

Merger Agreement:
On February 16, 2023, TA announced that it has entered into a merger agreement with BP Products North America Inc., or BP, a subsidiary of BP p.l.c. (NYSE: BP), pursuant to which BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. The transaction is expected to close by mid-year 2023, subject to customary closing conditions, including shareholder and regulatory approval.
Fourth Quarter 2022 Conference Call:
As a result of the merger agreement announcement, TA will not hold a conference call for its results for the fourth quarter and full year 2022.
Reconciliations to GAAP:
Adjusted net income, adjusted net income per share of common stock attributable to common stockholders, EBITDA, adjusted EBITDA, and adjusted EBITDAR are non-GAAP financial measures. The U.S. generally accepted accounting principles, or GAAP, financial measures that are most directly comparable to the non-GAAP measures disclosed herein are included in the supplemental tables below.

About TravelCenters of America Inc.
TravelCenters of America Inc. (Nasdaq: TA) is the nation’s largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its more than 18,000 team members serve guests in 281 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business division, eTA, focused on sustainable energy options for professional drivers and motorists, while leveraging alternative energy to support its own operations. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

TRAVELCENTERS OF AMERICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Fuel	$2,136,591	$1,543,809	$8,707,282	$5,374,695
Nonfuel	517,838	485,945	2,123,223	1,946,732
Rent and royalties from franchisees	3,362	3,768	14,485	15,417
Total revenues	2,657,791	2,033,522	10,844,990	7,336,844

Costs and expenses:
Fuel product cost	1,968,729	1,434,749	8,137,469	4,981,903
Nonfuel product cost	203,096	194,097	841,845	771,292
Site level operating expense	268,507	247,287	1,057,371	955,385
Selling, general and administrative expense	55,855	43,273	190,061	155,355
Real estate rent expense	64,960	64,249	259,713	255,627
Depreciation and amortization expense	29,438	24,263	109,698	96,507
Other operating income, net	(2,261)	(1,633)	(4,056)	(2,275)

Income from operations	69,467	27,237	252,889	123,050

Interest expense, net	9,277	11,820	41,780	46,786
Other (income) expense, net	(1,348)	(857)	(4,560)	810
Income before income taxes	61,538	16,274	215,669	75,454
Provision for income taxes	(14,737)	(3,488)	(51,609)	(17,263)
Net income	46,801	12,786	164,060	58,191
Less: net loss for noncontrolling interest	—	—	—	(333)
Net income attributable to common stockholders	$46,801	$12,786	$164,060	$58,524

Net income per share of common stock attributable to common stockholders:
Basic and diluted	$3.14	$0.87	$11.04	$4.01

Weighted average vested shares of common shares	14,440	14,290	14,397	14,252
Weighted average unvested shares of common shares	467	343	463	336
These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)
TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures. Management uses these measures in developing internal budgets and forecasts and analyzing TA’s performance and believes that they may help investors gain a better understanding of changes in TA’s operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA’s financial and operating results between periods.
The non-GAAP financial measures TA presents should not be considered as alternatives to net income attributable to common stockholders, net income, income from operations, or net income per share of common stock attributable to common stockholders as an indicator of TA’s operating performance or as a measure of TA’s liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that adjusted net income, adjusted net income per share of common stock attributable to common stockholders, EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA’s financial performance by providing financial information that represents the operating results of TA’s operations without the effects of items that do not result directly from TA’s normal recurring operations and may allow investors to better compare TA’s performance between periods and to the performance of other companies. TA calculates EBITDA as net income before interest, income taxes and depreciation and amortization expense, as shown below. TA calculates adjusted EBITDA by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
In addition, TA believes that, because it leases a majority of its travel centers, presenting adjusted EBITDAR may help investors compare the value of TA against companies that own and finance ownership of their properties with debt financing, since this measure eliminates the effects of variability in leasing methods and capital structures. This measure may also help investors evaluate TA’s valuation if it owned its leased properties and financed that ownership with debt, in which case the interest expense TA incurred for that debt financing would be added back when calculating EBITDA. Adjusted EBITDAR is presented solely as a valuation measure and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the real estate rent expense associated with TA’s leases and it is presented for the limited purposes referenced herein. TA calculates EBITDAR as net income before interest, income taxes, real estate rent expense and depreciation and amortization expense and adjusted EBITDAR by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
TA believes that net income is the most directly comparable GAAP financial measure to adjusted net income, EBITDA, adjusted EBITDA and adjusted EBITDAR, and that net income per share of common stock attributable to common stockholders is the most directly comparable GAAP financial measure to adjusted net income per share of common stock attributable to common stockholders.
The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three months and years ended December 31, 2022 and 2021.

Calculation of adjusted net income:	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$46,801	$12,786	$164,060	$58,191
Add: QSL impairment(1)	—	—	—	650
Add: Costs related to the exit of TA’s Canadian travel center(2)	—	—	1,005	—
Add: Costs related to acquisitions(3)	—	—	826	—
Add: Equity investment ownership dilution(4)	802	—	802	1,826
Add: Employee retention tax credit(5)	—	1,644	—	1,644
Less: Gain on sale of assets, net (6)	—	—	—	(897)
Less: Net gain on insurance settlement and recoveries(7)	(1,860)	(1,109)	(3,844)	(1,109)
Less: Tax impact of adjusting items(8)	(1,165)	(135)	(1,127)	(533)
Adjusted net income	$44,578	$13,186	$161,722	$59,772

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)

Calculation of adjusted net income per share of common stock attributable to common stockholders (basic and diluted):	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income per share of common stock attributable to common stockholders (basic and diluted)	$3.14	$0.87	$11.04	$4.01
Add: QSL impairment(1)	—	—	—	0.04
Add: Costs related to the exit of TA’s Canadian travel center(2)	—	—	0.07	—
Add: Costs related to acquisitions(3)	—	—	0.06	—
Add: Equity investment ownership dilution(4)	0.05	—	0.05	0.13
Add: Employee retention tax credit(5)	—	0.11	—	0.11
Less: Gain on sale of assets, net(6)	—	—	—	(0.06)
Less: Net gain on insurance settlement and recoveries(7)	(0.12)	(0.08)	(0.26)	(0.08)
Less: Tax impact of adjusting items(8)	(0.08)	(0.01)	(0.08)	(0.04)
Adjusted net income per share of common stock attributable to common stockholders (basic and diluted)	$2.99	$0.89	$10.88	$4.11

Calculation of EBITDA and adjusted EBITDA:	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$46,801	$12,786	$164,060	$58,191
Add: Provision for income taxes	14,737	3,488	51,609	17,263
Add: Depreciation and amortization expense	29,438	24,263	109,698	96,507
Add: Interest expense, net	9,277	11,820	41,780	46,786
EBITDA	100,253	52,357	367,147	218,747
Add: Costs related to the exit of TA’s Canadian travel center(2)	—	—	1,005	—
Add: Costs related to acquisitions(3)	—	—	826	—
Add: Equity investment ownership dilution(4)	802	—	802	1,826
Add: Employee retention tax credit(5)	—	1,644	—	1,644
Less: Gain on the sale of assets, net(6)	—	—	—	(897)
Less: Net gain on insurance settlement and recoveries(7)	(1,860)	(1,109)	(3,844)	(1,109)
Adjusted EBITDA	$99,195	$52,892	$365,936	$220,211

Calculation of adjusted EBITDAR:	Three Months Ended December 31,	Year Ended December 31,
	2022	2022
Adjusted EBITDA	$99,195	$365,936
Add: Real estate rent expense	64,960	259,713
Adjusted EBITDAR	$164,155	$625,649

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)

Total fuel gross margin and nonfuel revenues:	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Fuel gross margin	$167,862	$109,060	$569,813	$392,792
Non fuel revenues	517,838	485,945	2,123,223	1,946,732
Total fuel gross margin and nonfuel revenues	$685,700	$595,005	$2,693,036	$2,339,524
(1) QSL Impairment. On April 21, 2021 TA completed the sale of its Quaker Steak & Lube, or QSL, business for $5.0 million, excluding costs to sell and certain closing adjustments. TA recorded a pre-sale impairment charge relating to its QSL business, which is included in depreciation and amortization expense in TA’s consolidated statement of operations and comprehensive income. Refer to note 6 below for more information on the sale of QSL.
(2) Costs Related to the Exit of TA’s Canadian Travel Center. On April 26, 2022, TA ceased operations at its only travel center located in Woodstock, Canada, During 2022, TA recognized expense of $0.4 million for employee termination benefits and $0.6 million of environmental costs associated with the closure of its Woodstock travel center, which were included in site level operating expense in TA’s consolidated statements of operations and comprehensive income.
(3) Costs Related to Acquisitions. TA incurred costs for success fees related to the completion of certain acquisitions, which were included in other operating expense (income), net in TA’s consolidated statements of operations and comprehensive income.
(4) Equity Investment Ownership Dilution. During 2022, TA recognized a loss of $0.8 million related to its ownership withdrawal from Epona, LLC, owner of QuikQ LLC, an equity method investment. During 2021, the investment was reduced to less than 50%, for which a loss of $1.8 million was recorded. These losses were included in other (income) expense, net in TA’s consolidated statements of operations and comprehensive income.
(5)Employee Retention Tax Credit. As a result of the Coronavirus Aid, Relief and Economic Security Act, enacted by the U.S. government on March 27, 2020, TA recognized expenses relating to refundable payroll tax credits in site level operating expense in TA’s consolidated statements of operations and comprehensive income.
(6) Gain on Sale of Assets, Net. In May 2021, TA sold a property located in Mesquite, Texas for a sales price of $2.2 million, excluding selling costs. TA recognized a gain on the sale of $1.5 million. On April 21, 2021, TA completed the sale of its QSL business for $5.0 million, excluding costs to sell and certain closing adjustments. TA recognized a loss on the sale of $0.6 million. The gain and loss on the sale of assets were included in other operating income, net in TA’s consolidated statements of operations and comprehensive income.
(7) Net Gain on Insurance Settlement and Recoveries. TA pursued the settlement of a claim and other recoveries under its property and business interruption insurance policies. During the fourth quarter of 2022, TA recognized a net gain of $1.9 million related to a claim settlement. During the first quarter of 2022 and fourth quarter of 2021, TA recognized a net gain of $2.0 million and $1.1 million, respectively, related to property and business interruption insurance other recoveries. These gains were included in other operating income, net in TA’s consolidated statements of operations and comprehensive income.
(8) Tax Impact of Adjusting Items. TA calculated the income tax impact of the adjustments described above by using the expected tax accounting treatment and estimated statutory income tax rate for the jurisdiction of each adjusting item.

TRAVELCENTERS OF AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$416,012	$536,002
Accounts receivable, net	206,622	111,392
Inventory	272,074	191,843
Other current assets	47,192	37,947
Total current assets	941,900	877,184

Property and equipment, net	999,404	831,427
Operating lease assets	1,576,538	1,659,526
Goodwill	37,110	22,213
Intangible assets, net	14,485	10,934
Other noncurrent assets	83,470	107,217
Total assets	$3,652,907	$3,508,501

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$253,571	$206,420
Current operating lease liabilities	113,940	118,005
Other current liabilities	216,138	194,853
Total current liabilities	583,649	519,278

Long term debt, net	524,206	524,781
Noncurrent operating lease liabilities	1,551,027	1,655,359
Other noncurrent liabilities	120,819	106,230
Total liabilities	2,779,701	2,805,648

Stockholders’ equity (15,105 and 14,839 shares of common stock outstanding as of December 31, 2022 and 2021, respectively)	873,206	702,853
Total liabilities and stockholders’ equity	$3,652,907	$3,508,501
These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the U.S. Securities and Exchange Commission.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever TA uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, TA is making forward-looking statements. These forward-looking statements are based upon TA’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TA’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TA’s control. Among others, the forward-looking statements which appear in this press release that may not occur include:
•Statements about the ability of TA and BP to consummate the proposed merger transaction on a timely basis or at all; and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner.

The information contained in TA’s periodic reports, including TA’s Annual Report on Form 10-K for the year ended December 31, 2022, which has been or will be filed with the U.S. Securities and Exchange Commission, or SEC, under the captions “Warning Concerning Forward-Looking Statements” and “Risk Factors” and elsewhere in that report, or incorporated therein, identifies other important factors that could cause differences from TA’s forward-looking statements. TA’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements. Except as required by law, TA does not intend to update or change any forward-looking statement as a result of new information, future events or otherwise.
(End)